UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 32nd Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 626-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Completion of Convertible Senior Notes Offering

On April 13, 2020, Chimera Investment Corporation (the “Company”) completed its registered underwritten public offering of $325 million aggregate principal amount of 7.00% convertible senior notes due 2023 (such notes, the “Notes,” and such offering, the “Note Offering”), pursuant to an underwriting agreement, dated April 7, 2020, with Credit Suisse Securities (USA) LLC as representative of the underwriters listed on Schedule A thereto (the “Underwriters”), which is described below. The Underwriters have the option, exercisable within 13 days of April 7, 2020, to purchase up to an additional $48.75 million aggregate principal amount of Notes from the Company, solely to cover over-allotments.

The Notes were each offered and sold in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 which became effective upon filing with the Securities and Exchange Commission on January 14, 2019 (Registration No. 333-229255), including the prospectus supplement filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, dated April 7, 2020, to the prospectus contained in the registration statement.

Underwriting Agreement

The Company completed the Note Offering pursuant to an underwriting agreement with the Underwriters, dated April 7, 2020 (the “Underwriting Agreement”).

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect of those liabilities.

The Company estimates that the net proceeds from the Note Offering will be approximately $314.1 million, after deducting the Underwriters’ discounts and estimated transaction expenses associated with the Note Offering payable by the Company. The Company intends to use a portion of the net proceeds from the Note Offering to pay the cost of the Capped Call Transactions (as defined below) and the remainder to finance the acquisition of mortgage assets including residential mortgage loans, non-Agency RMBS, Agency RMBS, Agency and non-Agency CMBS and other targeted assets, and for other general corporate purposes such as repayment of outstanding indebtedness or to pay down other liabilities, working capital and for liquidity needs.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture, dated as of April 13, 2020 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 13, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes bear interest at a rate of 7.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2020. The Notes are the general unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any indebtedness of the Company that is contractually subordinated to the Notes. The Notes, however, are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Notes will mature on April 1, 2023 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted. Holders may convert any of their Notes into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, unless the Notes have been previously repurchased or redeemed by the Company.

The initial conversion rate of the Notes is 153.8461 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $6.50 per share. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company will not be permitted to redeem the Notes at its option prior to maturity, except to the extent, and only to the extent, necessary to preserve its status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. If the Company determines that redeeming the Notes is necessary to preserve its status as a REIT, then it may redeem all or part of the Notes at a cash redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The Company may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

Capped Call Transactions

On April 7, 2020, concurrently with the pricing of the Notes, the Company entered into call option transactions with respect to the Common Stock (the “Capped Call Transactions”) with affiliates of Credit Suisse Securities (USA) LLC (the “Counterparty”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 57.5 million shares of Common Stock, which is equal to the number of shares of Common Stock that will initially underlie the Notes, at an initial strike price of approximately $6.50 per share. The Capped Call Transactions will expire upon the maturity of the Notes, if not earlier exercised or terminated.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to approximately $8.45 (which represents a premium of approximately 30% over the last reported sale price of the Common Stock on April 7, 2020). The Capped Call Transactions are separate transactions, entered into by the Company with the Counterparty, and are not part of the terms of the Notes.

The Company used approximately $33.75 million of the net proceeds from the offering of the Notes to pay the cost of the Capped Call Transactions.

Copies of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the form of the Notes and the form of the confirmation for the Capped Call Transactions are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 99,1, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture the form of the Notes and the form of the confirmation for the Capped Call Transactions. In connection with the registration of the Notes under the Securities Act, the legal opinions of Venable LLP and Hunton Andrews Kurth LLP relating to the legality of the Notes are attached as Exhibit 5.1(a) and Exhibit 5.1(b), respectively, and the legal opinion of Hunton Andrews Kurth LLP with respect to tax matters is attached as Exhibit 8.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of April 7, 2020, by and between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters listed on Schedule A attached thereto.

4.1	Indenture, dated April 13, 2020, between the Company and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated April 13, 2020, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of 7.00% Convertible Senior Notes Due 2023 of the Company (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto)

5.1(a)	Opinion of Venable LLP regarding the legality of the Notes.

5.1(b)	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Notes.

8.1	Opinion of Hunton Andrews Kurth LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1(a) hereto).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibits 5.1(b) and 8.1 hereto).

99.1	Form of Capped Call Transaction Confirmation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: April 13, 2020	By:	/s/ Rob Colligan
	Name:	Rob Colligan
	Title:	Chief Financial Officer